EXHIBIT 99.1

          WEBSTER FINANCIAL CORP. TO JOIN FORCES WITH EAGLE FINANCIAL CORP. IN MERGER

          Monday, October 27, 1997 08:36 AM

          > WATERBURY, Conn. -- Webster Financial Corporation (Nasdaq:
          WBST) today announced a definitive agreement to acquire Eagle Financial Corp. (Nasdaq: EGFC) on a stock-for-stock basis in a tax-free exchange fixed at 0.84 shares of Webster common stock for each share of Eagle common stock. Eagle, the fourth largest Connecticut-based bank with total assets of $2.1 billion, operates 30 branches in Hartford and Litchfield counties. With the addition of Eagle, Webster will have $8.9 billion in assets and more than 110 branches.

          The definitive agreement, which has been approved by both companies' boards of directors, is subject to the approval of Webster's and Eagle's shareholders and the appropriate regulatory agencies. Webster expects the transaction to close in the first quarter of 1998.

          "We are extremely pleased to be joining forces with one of Connecticut's leading banks," said James C. Smith, Webster's chairman and chief executive officer. "This is a natural alliance between two like-minded, customer- and community-oriented banks. Both banks' employees are dedicated to providing excellent customer service, and both companies have strong commitments to the communities they serve. This merger will allow our combined organization to offer more convenient and accessible banking services to our customers."

          Under terms of the agreement, Eagle shareholders will receive a fixed exchange of 0.84 shares of Webster common stock for each share of Eagle common stock. To illustrate the value of this transaction at a given point in time, using Webster's closing stock price on Friday, Oct. 24, of $66.00 per share, the transaction would have a value of $55.44 per share to Eagle shareholders and an approximate transaction value of $362 million.

          The acquisition, which is expected to have a positive impact on Webster's earnings per share beginning in the first year, will be accounted for as a pooling of interests. The purchase price is approximately 2.50 times Eagle's book value and 18.97 times Eagle's estimated 1998 earnings and 16.43 times Eagle's estimated 1998 cash earnings per share. Webster currently anticipates recognizing acquisition related charges of approximately $18.9 million before taxes.

          Robert J. Britton, Eagle's president and chief executive officer, said, "Webster and Eagle fit well together because of our common understanding of our customers and our markets. Eagle has sought to be a good corporate citizen in the communities where our customers live. We are pleased that Webster has demonstrated the same commitment. The merger increases our capacity to provide financial services, including expanded business banking, as well as new services such as trust and investment management and PC banking, to our growing numbers of customers."

          The merger will increase Webster's assets to $8.9 billion and its deposits to $5.6 billion, representing 10.8 percent of total deposits in Connecticut. "Webster will strengthen its position as number two in deposit market share in Hartford and New Haven counties, and will immediately gain the top deposit market share in Litchfield County," said John V. Brennan, Webster's executive vice president and chief financial officer. Webster will have more than 110 branches and more than 130 ATMs.

          "Webster guarantees positions in our combined branch network to all Eagle non-management branch employees. When two similar companies combine to form a stronger bank, there will inevitably be duplication of duties, resulting in some job eliminations," Brennan said. "While we have not yet finalized the number of overlapping positions, we will do all we can to keep the number of position eliminations to a minimum, as in past mergers. Employees whose positions are eliminated at Eagle will be given preference for open positions at Webster. Our history demonstrates a pattern of successfully placing most employees affected by our mergers."

          Regarding potential branch consolidation, Brennan said that some branches, because of geographic proximity, will be consolidated. "We have not determined the number and locations. Usually where branches are on opposite corners of the street or within a mile of each other, we can consolidate the offices without disruption to customers," Brennan said. "It is important to note that both Eagle and Webster customers will have more branches and more ATMs following this merger."

          Webster Financial Corporation, headquartered in Waterbury, Conn., is the holding company for Webster Bank, which was founded in 1935 and is a leading financial institution in Connecticut. Webster Bank, its primary subsidiary, delivers consumer, commercial, mortgage, and trust and investment management services to individuals, families and businesses in Connecticut. Webster operates through a network of 84 banking offices, three commercial banking centers, six trust offices and more than 100 ATMS, in addition to telephone banking, video banking and PC banking.

          Webster Bank, with $6.8 billion in assets, is the second-largest bank based in Connecticut and has the second largest deposit market share in Hartford and New Haven counties. Webster is also the second-largest mortgage lender in Connecticut and a leading commercial lender with an extensive line of business services, including international and cash management. Webster Trust, the bank's new trust and investment management subsidiary, is the second-largest bank trust company based in Connecticut.

          Eagle Bank offers a full array of innovative products and services for the retail and commercial market, including 24-hour telephone banking, loans by phone, cash management services, debit cards, alternative investment products and a full line of deposit and loan products. Eagle operates 26 traditional branch offices and four supermarket branch offices in Hartford and Litchfield counties.

          Webster Bank / Eagle Bank - Facts

          Strategic Benefits

          -- In-market acquisition with positive impact on earnings per share beginning in year one

          -- Strengthens franchise in Hartford and Litchfield counties

          -- Increases branches to more than 110, ATMs to 130, creating greater convenience for combined customer base

          -- Provides cross-sell opportunities for Webster's commercial trust, and investment management services

          Transaction Summary

          Terms

          -- Fixed Exchange Ratio: 0.84 shares of Webster for each share of Eagle

          -- Payment:  Tax-free exchange of stock

          -- Implied Price Per Share: $55.44 (based on Webster's closing price of $66 on 10/24)

          -- Estimated Transaction Value:  Aprox. $362 million

          -- Price to Eagle Book Value:  2.50 times

          -- Price to Eagle 1998 Estimated Fully Diluted Earnings:  18.97
          times

          -- Price to Eagle 1998 Estimated Cash Earnings:  16.43 times

          -- Eagle can terminate the agreement should Webster's stock price decline by more than 20 percent and more than 15 percent relative to a peer index

          Financial Summary

          Webster Bank Eagle bank Combined
          Total Assets: $6.8 billion $2.1 billion $8.9 billion
          Loans, Net: $3.7 billion $1.1 billion $4.9 billion
          Deposits: $4.3 billion $1.4 billion $5.6 billion

          Eagle Branch Listing

          Avon Big Y Supermarket, West Main St.
          Berlin (Kensington) one Webster Square

          346 Main St.

          51 Chamberland Highway

          Bloomfield Stop & Shop, 20-22 Mountain Road

          782 Park Ave,

          Bristol 222 Main St.

          Bristol Commons, 9 Farmington Ave.

          Bristol Farms, 1235 Farmington Ave.

          Pine Plaza, 785 Pine St.

          Canton Canton Village, Route 44
          East Hartford Big Y Supermarket, 295 Ellington Road
          Glastonbury Stop & Shop, Naubuc Ave.
          Hartford 108 Farmington Ave.

          324 Franklin Ave.

          50 State House Square

          Litchfield West Street
          Manchester 1147 Tolland Turnpike
          New Britain One Liberty Square

          747  Farmington  Ave.

          Newington 1120 Main St.
          Plainville 63 East Main St.
          Rocky Hill 53 New Britain Ave.
          Simsbury Farmington Valley Mall
          Terryville 115 Main St.
          Torrington 50 Litchfield St.

          1180 East Main St.

          West Hartford 75 Park Road
          Bishops Corner, 774 North Main St.
          Winsted Shops at Ledgebrook Plaza, Route 44

          TOTAL: 30

          /CONTACT: Christopher Capot, media, 203-578-2461, or John V. Brennan, investors,
          203-578-2335, both of Webster; or Robert J. Britton, media, 860-314-6411, or Mark J. Blum, investors, 860-314-6410, both of Eagle/

          Quote for referenced ticker symbols: EGFC, WBST

            1997, PR Newswire